Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between SeeBeyond Technology Corporation (the “Company”), and Thor Culverhouse (“Employee”).

WHEREAS, Employee was employed by the Company as Senior Vice President, North America Sales;

WHEREAS, the Company and Employee have entered into a Employment Agreement and Handbook Agreement (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee have agreed to end the employment relationship effective March 31, 2005 (this date shall be referred to as “the Separation Date”);

WHEREAS, Employee acknowledges that he has been exposed to and is privy to confidential information and numerous Company trade secrets including, but not limited to, those related to the development and implementation of ICAN Suite 5.0. Employee further acknowledges that the disclosure of said confidential information and trade secrets could cause permanent and irreparable damage to the Company.

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as “the Parties”) hereby agree as follows:

1.             Consideration.  The Company and employee agree as follows:

A.           On the Separation Date, employee was separated from the company and received all compensation due to him, including his final paycheck and accrued but unused vacation pay and no further payments are due to employee for wages and or reimbursable expenses incurred prior to the Separation Date;

B.             Employee’s benefits, including medical and dental insurance, will remain if full force and effect up to and including September 30, 2005.  Thereafter, employee will have the ability to elect COBRA if he so elects;

C.             Upon receipt of this signed Separation Agreement and Release, and return of all Company property (including, but not limited to, computers, cell phones, AMEX Cards, keys, and the like) Employee will be entitled to receive: $200,000.00 less standard withholdings, payable as follows: the $200,000.00 will be paid over a six (6) month period. This six (6) month period shall be referred to as the “Severance Period”. Such payment will be processed in the ordinary course of business, on the established payroll dates of the Company, beginning on the first regularly scheduled payroll period after the revocation periods set forth in Section 4 herein have expired.  The payment of the $200,000.00 shall be treated as wages. In addition, Employee will receive a payment in the amount of $45,981.00, representing Employee’s Q1 2005 Bonus/Commission compensation calculated in accordance with Exhibit A (“Q1 2005 Bonus/Commission Payment”).  The Q1 2005 Bonus/Commission Payment will be paid through the established payroll of the Company on April 30, 2005;

D.            Employee’s unvested stock options will be canceled on the Separation Date pursuant to the terms and conditions set forth in the SeeBeyond Stock Option Plan.  Employee will have 90 days from the end of the Severance Period to exercise any stock options (if any) that were vested and outstanding as of the Separation Date; thereafter, all such stock options will be cancelled;

Throughout the Severance Period, Employee agrees to cooperate with the Company in the event the Company needs information and/or documentation and/or reasonable services.

2. Confidential Information.  Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company including the fact of this resolution of the disputes between the parties and shall continue to comply with the terms and conditions of the Computer Code Agreement, Employment Agreement and Handbook Agreement between Employee and the Company copies of which are attached and incorporated herein fully by reference.  Employee acknowledges he has refreshed his recollection of his obligations to SeeBeyond including but not in any way limited to the provisions regarding his confidentiality obligations.

3. Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company.  Employee, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its respective officers, directors, employees, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

(a)           any and all claims relating to or arising from Employee’s employment relationship (including but not limited to claims for wages and salary with the Company and the termination of that relationship;

(b)           any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)           any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d)           any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

(e)           any and all claims for violation of the federal, or any state, constitution;

(f)            any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g)           any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred under this Agreement.

4.  Acknowledgment of Waiver of Claims under ADEA.  Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary.  Employee and Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after March 31, 2005.  Employee acknowledges that the consideration given for this waiver and Release is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Release; (b) he has at least twenty-one (21) days within which to consider this Release; (c) he has at least seven (7) days following the execution of this Release by the parties to revoke the Release; and (d) this Release shall not be effective until the revocation period has expired.  Any revocation should be in writing and delivered by hand or sent via facsimile to Diane Erickson, Human Resources Manager (fax: 626-408-3269) by the close of business on the seventh day from the date that Employee signed this Release.  Employee understands that, although he has twenty-one (21) days to consider the Release, he may accept the terms of the Release at any time during those twenty-one (21) days.

5. Civil Code Section 1542.  Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement.  Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE

MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have there under, as well as under any other statute or common law principles of similar effect.

6. No Pending or Future Lawsuits.  Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein.  Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

7. Confidentiality.  Employee agrees to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Release Information”).  Employee agrees to take every precaution to prevent disclosure of any Release Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Release Information.  Employee agrees to take every precaution to disclose Release Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Release Information.  No other disclosures are permitted without the written consent of the Company.  Employee understands and agrees that should he breach this confidentiality provision the Company shall be entitled to seek an injunctive order to preclude any further breaches. Employee also agrees and understands that this paragraph 7 and its provisions regarding confidentiality are material to Company and its decision to enter into this agreement and a breach of these provisions by Employee is a material breach of this agreement. As such, Employee agrees that should such a breach occur before the payment to be made pursuant to this agreement has been made, Employer may, at its option, not make such payment and be relieved of any obligation to do so thereafter.  Employee understands and agrees that the Company may file this agreement to comply with its legal obligations and Employee authorizes the company to do without any further authorization required.

8. No Cooperation.    Employee agrees that he will not actively counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

9. No Defamation or Tortuous Interference.  Employee agrees to refrain from any negative statements, defamation, libel or slander regarding the company and its products and services as well as the company’s officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, products, and assigns or tortuous interference with the contracts and relationships of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns.  All inquiries by potential future employers of Employee will be directed to the Company’s General Counsel.  Upon inquiry, the General Counsel shall only state the following:  Employee’s last position and dates of employment.

10. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement.  Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.  Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee’s failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys’ fees.

11. No-Competition. During the Severance Period, and for six (6) months thereafter, Employee shall not become employed or work in any capacity with webMethods and or Tibco or any of their affiliates, parents and/or subsidiaries.  Employee’s failure to comply with the provisions of the preceding sentence shall give Company the right (in addition to all other remedies Company may have) to terminate any benefits or compensation to which Employee may be otherwise entitled.

Employee further agrees that for one (1) year, employee will not, directly or indirectly, alone or in concert with others, solicit or induce any employee, consultant, or independent contractor of SeeBeyond to terminate his or her employment or relationship with SeeBeyond.

12. No Admission of Liability.  The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of claims related to the employment relationship between the parties.  No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

13. Costs.  The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement

14. Arbitration.  The Parties agree that any and all disputes arising out of the terms of this Agreement, including their interpretation and/or enforceability, shall be subject to binding arbitration held in Los Angeles County, California, under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280, et seq., including section 1283.05, (the “Rules”) and pursuant to California law.  The Parties agree that the prevailing party in any arbitration shall be entitled to enforce the arbitration award in any court of competent jurisdiction.

15. Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.  Employee warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

16. No Representations.  Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

17. Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

18. Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and his compensation by the Company.

19. No Oral Modification.  This Agreement may only be amended in writing signed by Employee and Vice President Business and Legal Affairs and General Counsel.

20. Governing Law.  This Agreement shall be governed by the laws of the State of California.

21. Effective Date.  This Agreement is effective eight days after it has been signed by both Parties.

22. Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

23. Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  The Parties acknowledge that:

1.             They have read this Agreement;

2.             They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

3.             They understand the terms and consequences of this Agreement and of the releases it contains;

4.             They are fully aware of the legal and binding effect of this Agreement.

24. Employee agrees to return to SeeBeyond on or before the date of executing this agreement all company property including but not limited to computer, cell phone, credit card(s), security badge and all SeeBeyond Documents

25. Employee agrees to not seek re-employment with SeeBeyond Technology, its successors in interest, affiliates or subsidiaries.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SEEBEYOND TECHNOLOGY CORPORATION

Dated: April 12, 2005	By	/s/ MARK BROOKS
Mark Brooks
Vice President Business and Legal Affairs
and General Counsel

Dated: April 12, 2005	/s/ THOR CULVERHOUSE
Thor Culverhouse